NEWS RELEASE

LUMENTUM ANNOUNCES FIRST QUARTER OF FISCAL YEAR 2027 FINANCIAL RESULTS
•Net revenue of $1.26 billion
•GAAP gross margin of 51.0%; Non-GAAP gross margin of 53.2%
•GAAP operating margin of 28.5%; Non-GAAP operating margin of 42.3%
•Forecasting second quarter of fiscal year 2027 revenue of $1.575 billion to $1.625 billion; non-GAAP operating margin of 45.0% to 46.0%; and non-GAAP diluted net income per share of $5.90 to $6.20.
San Jose, Calif., November 2, 2026 – Lumentum Holdings Inc. (“Lumentum” or the “Company”) today reported results for its fiscal first quarter ended September 26, 2026.
“Lumentum built on its strong momentum in the first fiscal quarter of 2027, delivering growth across all our businesses, with pump lasers and optical circuit switches (OCS) being the leading contributors. During the quarter, we secured our second major NPO/CPO win, backed by purchase commitments exceeding $5 billion. Additionally, our OCS demand visibility has expanded significantly in recent months, positioning optical switching to become a multi-billion-dollar annual revenue stream. Finally, we continue to see strength in our cloud modules business which is showing improvement on the gross margin line,” said President and CEO Michael Hurlston.
"Looking ahead, we anticipate adding approximately $350 million in sequential growth in our second quarter, a figure greater than the quarterly revenue of the whole company just two years ago. Furthermore, we project our second quarter operating margin to exceed 45 percent.”
Fiscal First Quarter Highlights:
Net revenue for the first quarter of fiscal year 2027 was $1.26 billion, with GAAP net income of $360.3 million, or $3.54 per diluted share. Net revenue for the fourth quarter of fiscal year 2026 was $1.01 billion, with GAAP net loss of $7.2 billion, or $84.65 per diluted share. Net revenue for the first quarter of fiscal year 2026 was $533.8 million, with GAAP net income of $4.2 million, or $0.05 per diluted share.
Non-GAAP net income for the first quarter of fiscal year 2027 was $461.1 million, or $4.57 per diluted share. Non-GAAP net income for the fourth quarter of fiscal year 2026 was $326.3 million, or $3.23 per diluted share. Non-GAAP net income for the first quarter of fiscal year 2026 was $86.4 million, or $1.10 per diluted share.
The Company held $2.0 billion in total cash, cash equivalents, and short-term investments at the end of the first quarter of fiscal year 2027, a decrease of $758.8 million from the end of the fourth quarter of fiscal year 2026.

Financial Overview – Fiscal First Quarter Ended September 26, 2026

	GAAP Results ($ in millions)
	Q1	Q4	Q1	Change
	FY 2027	FY 2026	FY 2026	Q/Q		Y/Y
Net revenue	$1,262.6	$1,006.3	$533.8	25.5%		136.5%
GAAP gross margin	51.0%	47.4%	34.0%	360	bps	1,700	bps
GAAP operating margin	28.5%	27.8%	1.3%	70	bps	2,720	bps

	Non-GAAP Results ($ in millions)
	Q1	Q4	Q1	Change
	FY 2027	FY 2026	FY 2026	Q/Q		Y/Y
Net revenue	$1,262.6	$1,006.3	$533.8	25.5%		136.5%
Non-GAAP gross margin	53.2%	50.4%	39.4%	280	bps	1,380	bps
Non-GAAP operating margin	42.3%	36.6%	18.7%	570	bps	2,360	bps

	Net Revenue by Product Type ($ in millions)
	Q1	% of	Q4	Q1	Change
	FY 2027	Net Revenue	FY 2026	FY 2026	Q/Q	Y/Y
Components	$754.2	59.7%	$649.4	$379.2	16.1%	98.9%
Systems	508.4	40.3%	356.9	154.6	42.4%	228.8%
Total	$1,262.6	100.0%	$1,006.3	$533.8	25.5%	136.5%

The tables above provide comparisons of quarterly results to prior periods, including sequential quarterly and year-over-year changes. A reconciliation between GAAP and non-GAAP measures is contained in this release under the section titled “Use of Non-GAAP Financial Measures.”
Business Outlook
Lumentum expects the following for the second quarter of fiscal year 2027:
•Net revenue in the range of $1.575 billion to $1.625 billion
•Non-GAAP operating margin of 45.0% to 46.0%
•Non-GAAP diluted earnings per share of $5.90 to $6.20
We have not provided reconciliations from GAAP to non-GAAP financial measures or the equivalent GAAP measure for non-GAAP financial measures in our outlook, as they cannot be provided without unreasonable effort. A large portion of non-GAAP adjustments, such as stock-based compensation and related payroll taxes, acquisition related costs, net, integration related costs, restructuring and related charges, foreign exchange losses (gains), net, non-GAAP income tax reconciling adjustments, and other non-GAAP adjustments are by their nature highly volatile and we have low visibility as to the range that may be incurred in the future.
About Lumentum
Lumentum (NASDAQ: LITE) is a global leader in optical and photonic technologies that power the networks and infrastructure behind AI, cloud computing, and next-generation communications. Built on decades of photonics innovation, Lumentum delivers high-performance lasers, modules, and optical subsystems that enable scalable, energy-efficient data center connectivity, advanced telecom networks, industrial manufacturing, and sensing applications. Headquartered in San Jose, California, the company operates R&D, manufacturing, and sales facilities worldwide. Learn more at www.lumentum.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding: demand in our markets (including accelerating AI demand) and for our products, revenue growth and opportunities, growth drivers, our total addressable market, and our guidance with respect to future net revenue, non-GAAP diluted earnings per share, and non-GAAP operating margin, and related assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ from those contemplated are: (a) uncertainty and volatility in the global markets, including uncertainty and volatility in the macroeconomic environment, volatility and uncertainty with respect to economic growth, inflationary pressures, changes in the political or economic environment, such as geopolitical conflicts, war, international trade regulation and restrictions (including tariffs, duties and export controls to be implemented by the U.S. and other countries), including for certain rare earth minerals, and the effect of such market disruptions on demand for our products, technology spending by our customers, our costs and expenses and our ability to obtain components for our products; (b) quarter-over-quarter product mix fluctuations, which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) decline of average selling prices across our businesses or increase in costs, either of which will also decrease our margins; (d) effects of seasonality; (e) our ability to increase our manufacturing capacity and our ability and the ability of our suppliers and contract manufacturers to meet production, quality, and delivery requirements for our forecasted demand; (f) changes in customer demand, including due to changes in inventory practices and end-customer demand, and potential order cancellations, reductions or delays and their effects; (g) our ability to attract and retain new customers, particularly in the cloud photonics and imaging and sensing markets; (h) the risk that our markets will not grow or develop as expected or that our strategies and ability to compete in those markets are not successful, (i) the risk that Lumentum’s financing or operating strategies will not be successful; (j) risks related to our restructuring initiatives and changes to our operations; (k) failure to successfully integrate acquisitions into our business or that we will not achieve the expected benefits; (l) risks related to servicing our current and future debt and compliance with the covenants under our revolving credit facility and term loans. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 filed with the Securities and Exchange Commission (the “SEC) and the Company’s other filings with the SEC, including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2026 which will be filed with the SEC, available at www.sec.gov, under the "Risk Factors" section and elsewhere. The forward-looking statements contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements, except as required by applicable law.

Contact Information
Investors:    Kathy Ta, +1.408.750.3853; investor.relations@lumentum.com
Media:        Victoria McDonald, +1.408.404.0636; media@lumentum.com
Category:    Financial
The following financial tables are presented in accordance with GAAP, unless otherwise specified.

LUMENTUM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 26, 2026	September 27, 2025
Net revenue	$1,262.6	$533.8
Cost of sales	599.5	332.8
Amortization of acquired developed intangibles	19.1	19.5
Gross profit	644.0	181.5
Operating expenses:
Research and development	191.8	81.4
Selling, general and administrative	99.3	85.1
Restructuring and related charges	—	8.3
Gain on sale of business, net	(6.9)	—
Total operating expenses	284.2	174.8
Income from operations	359.8	6.7
Other income (expense), net:
Interest expense	(2.4)	(5.7)
Interest and other income, net	12.9	4.2
Total other income (expense), net	10.5	(1.5)
Income before income taxes	370.3	5.2
Income tax provision	10.0	1.0
Net income	$360.3	$4.2

Net income per share:
Basic	$3.90	$0.06
Diluted	$3.54	$0.05

Shares used to compute net income per share - common stock and preferred stock assuming conversion:
Basic	92.5	70.3
Diluted	101.7	78.3

LUMENTUM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)

	September 26, 2026	June 27, 2026
ASSETS
Current assets:
Cash and cash equivalents	$1,272.2	$2,043.5
Short-term investments	707.4	694.9
Accounts receivable, net	625.7	520.3
Accrued accounts receivable	100.0	—
Inventories	807.7	691.6
Prepayments and other current assets	340.0	211.6
Total current assets	3,853.0	4,161.9
Property, plant and equipment, net	1,410.4	1,159.1
Operating lease right-of-use assets, net	26.5	29.2
Goodwill	1,069.9	1,069.3
Other intangible assets, net	294.1	326.9
Deferred tax asset	557.3	530.9
Other non-current assets	62.8	30.2
Total assets	$7,274.0	$7,307.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$737.1	$567.4
Accrued payroll and related expenses	132.7	146.3
Accrued expenses	58.0	64.9
Current portion of long-term debt	1,360.3	1,596.9
Operating lease liabilities, current	13.8	13.5
Other current liabilities	89.7	91.5
Total current liabilities	2,391.6	2,480.5
Long-term debt	39.3	40.5
Operating lease liabilities, non-current	16.8	20.3
Deferred tax liability	7.3	7.1
Other non-current liabilities	246.4	115.2
Total liabilities	2,701.4	2,663.6
Stockholders’ equity:
Preferred stock, $0.001 par value, 10 authorized shares, 2.9 shares and 2.9 shares issued and outstanding as of September 26, 2026 and June 27, 2026, respectively	0.0	0.0
Common stock, $0.001 par value, 990 authorized shares, 90.6 shares and 88.6 shares issued and outstanding as of September 26, 2026 and June 27, 2026, respectively	0.1	0.1
Additional paid-in capital	12,002.0	12,430.1
Accumulated deficit	(7,436.0)	(7,796.3)
Accumulated other comprehensive income	6.5	10.0
Total stockholders’ equity	4,572.6	4,643.9
Total liabilities and stockholders’ equity	$7,274.0	$7,307.5

Use of Non-GAAP Financial Measures

In this press release, Lumentum provides investors with certain non-GAAP financial measures: gross profit, gross margin, research and development expense, selling, general and administrative expense, operating margin, income from operations, total other income (expense), net, income before income taxes, provision for income taxes, net income, shares used in per share calculation, and net income (loss) per share on a non-GAAP basis, as well as the non-GAAP measures of EBITDA and Adjusted EBITDA. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going business operations and results, and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. In addition, the Company believes that providing certain of these measures allows investors to better understand the Company’s operating performance and, importantly, to evaluate the methodology and information used by management to monitor, manage, evaluate and measure the Company’s business and results of operations. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Moreover, the non-GAAP financial measures we present may be different from non-GAAP financial measures used by other companies or may not be comparable to similarly titled measurements reported by other companies, limiting their usefulness for comparison purposes. We do not consider non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures, and the non-GAAP financial measures used in this press release should not be considered in isolation from measures of financial performance prepared in accordance with GAAP.
Our non-GAAP measures used in this press release exclude (i) stock-based compensation and related payroll taxes, (ii) acquisition related costs, net (iii) integration related costs (income), net, (iv) amortization of acquired intangibles, (v) restructuring and related charges, (vi) intangible assets write-off, (vii) gain on sale of business, net (viii) foreign exchange losses (gains), net, (ix) loss on debt extinguishment, (x) inducement expense, (xi) non-cash interest expense, (xii) other charges or income related to non-recurring activities, and (xiii) non-GAAP income tax reconciling adjustments.
We utilize a long-term projected non-GAAP tax rate to compute our non-GAAP income tax provision. The long-term projected non-GAAP tax rate is based on a multi-year projection of our estimated annual GAAP income tax forecast, adjusted to account for the tax effect of non-GAAP pretax adjustments as well as the effects of significant non-recurring and period specific tax items. Our non-GAAP tax provision for fiscal year 2027 is based on a rate of 16.5%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments.
A quantitative reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial table attached to this press release.

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025
Gross profit on GAAP basis	$644.0	$477.3	$181.5
Stock-based compensation and related payroll taxes (1)	8.9	10.5	9.7
Amortization of acquired intangibles	19.1	19.2	19.5
Other income, net (3)	(0.8)	(0.1)	(0.4)
Gross profit on non-GAAP basis	$671.2	$506.9	$210.3
Gross margin on non-GAAP basis	53.2%	50.4%	39.4%

Research and development on GAAP basis	$191.8	$104.4	$81.4
Stock-based compensation and related payroll taxes (1)	(105.2)	(13.5)	(12.0)
Amortization of acquired intangibles	(0.1)	(0.4)	(0.4)
Intangible assets write-off	—	(2.5)	—
Other charges, net (3)	(1.2)	(0.5)	—
Research and development on non-GAAP basis	$85.3	$87.5	$69.0

Selling, general and administrative on GAAP basis	$99.3	$91.2	$85.1
Stock-based compensation and related payroll taxes (1)	(32.6)	(26.1)	(24.8)
Amortization of acquired intangibles	(13.6)	(13.9)	(14.5)
Acquisition related costs, net	—	—	(1.3)
Integration related (costs) income, net	(0.3)	(0.5)	0.8
Other charges, net (3)	(1.3)	(0.1)	(3.8)
Selling, general and administrative on non-GAAP basis	$51.5	$50.6	$41.5

Income from operations on GAAP basis	$359.8	$279.3	$6.7
Stock-based compensation and related payroll taxes (1)	146.7	50.1	46.5
Amortization of acquired intangibles	32.8	33.5	34.4
Acquisition related costs, net	—	—	1.3
Integration related costs (income), net	0.3	0.5	(0.8)
Restructuring and related charges	—	2.4	8.3
Intangible assets write-off	—	2.5	—
Gain on sale of business, net (2)	(6.9)	—	—
Other charges, net (3)	1.7	0.5	3.4
Income from operations on non-GAAP basis	$534.4	$368.8	$99.8
Operating margin on non-GAAP basis	42.3%	36.6%	18.7%

Total other income (expense), net on GAAP basis	$10.5	$(7,737.6)	$(1.5)
Loss on debt extinguishment	—	7,756.6	—
Inducement expense	—	—	5.9
Foreign exchange losses (gains), net	6.7	2.2	(1.5)
Non-cash interest expense	0.6	0.8	0.8
Total other income, net on non-GAAP basis	$17.8	$22.0	$3.7

Income (loss) before income taxes on GAAP basis	$370.3	$(7,458.3)	$5.2
Stock-based compensation and related payroll taxes (1)	146.7	50.1	46.5

Amortization of acquired intangibles	32.8	33.5	34.4
Acquisition related costs, net	—	—	1.3
Integration related costs (income), net	0.3	0.5	(0.8)
Intangible assets write-off	—	2.5	—
Restructuring and related charges	—	2.4	8.3
Gain on sale of business, net (2)	(6.9)	—	—
Foreign exchange losses (gains), net	6.7	2.2	(1.5)
Loss on debt extinguishment	—	7,756.6	—
Inducement expense	—	—	5.9
Non-cash interest expense	0.6	0.8	0.8
Other charges, net (3)	1.7	0.5	3.4
Income before income taxes on non-GAAP basis	$552.2	$390.8	$103.5

Income tax provision (benefit) on GAAP basis	$10.0	$(296.6)	$1.0
Non-GAAP income tax reconciling adjustments	81.1	361.1	16.1
Income tax provision on non-GAAP basis	$91.1	$64.5	$17.1

Net income (loss) on GAAP basis	$360.3	$(7,161.7)	$4.2
Stock-based compensation and related payroll taxes (1)	146.7	50.1	46.5
Amortization of acquired intangibles	32.8	33.5	34.4
Acquisition related costs, net	—	—	1.3
Integration related costs (income), net	0.3	0.5	(0.8)
Intangible assets write-off	—	2.5	—
Restructuring and related charges	—	2.4	8.3
Gain on sale of business, net (2)	(6.9)	—	—
Loss on debt extinguishment	—	7,756.6	—
Inducement expense	—	—	5.9
Foreign exchange losses (gains), net	6.7	2.2	(1.5)
Non-cash interest expense	0.6	0.8	0.8
Other charges, net (3)	1.7	0.5	3.4
Non-GAAP income tax reconciling adjustments	(81.1)	(361.1)	(16.1)
Net income on non-GAAP basis	$461.1	$326.3	$86.4

Net income per share on non-GAAP basis	$4.57	$3.23	$1.10

Shares used in per share calculation - diluted on GAAP basis	101.7	84.6	78.3
Non-GAAP adjustment (4)	(0.7)	16.5	—
Shares used in per share calculation - diluted on non-GAAP basis	101.0	101.1	78.3

(1) Stock-based compensation and related payroll taxes for the three months ended September 26, 2026 includes $89.4 million of equity award modification associated with the retirement of certain executive announced during the quarter and $14.2 million of payroll taxes on stock-based compensation.
(2) Gain on sale of business, net for the three months ended September 26, 2026 resulted from the sale of a certain product line for a total proceed of $12.3 million. The transaction comprised of assets with total book value of $5.1 million, together with associated license, supply, transition-service, and facility arrangements. We incurred selling costs of $0.3 million.

(3) Other charges (income), net for the three months ended September 26, 2026 primarily relates to $1.3 million of legal fees in selling and general and administrative expenses related to non-ordinary course legal matters and $1.2 million of certain process qualification costs in research and development expenses associated with the ramp of our Greensboro, North Carolina facility, offset in part by a $0.8 million credit related to units sold that were previously written down.
(4) The adjustment for the three months ended September 26, 2026 represents the impact of the capped call options. Our outstanding capped call options are anti-dilutive under GAAP as they are specifically designed to mitigate the dilutive impact of the 2032 Notes, such that no dilution will occur until the capped call price is exceeded. Therefore, we reduced 0.7 million shares from the capped call in the calculation of non-GAAP diluted shares in the three months ended September 26, 2026 to provide investors with useful information in evaluating our performance on a per share basis.
We calculate basic net income per share pursuant to the two-class method as a result of the issuance of the Series A Convertible Preferred Stock (the “Preferred Stock”) in March 2026. Our Preferred Stock represents a second class of common stock for purposes of computing net income per share under the two-class method as it is entitled to receive dividends on an as-converted basis in the same manner as holders of common stock and does not have any material preferential rights relative to our common stock.
As the Preferred Stock participates on an if-converted basis, and there are no dividends, the income allocated to the two classes of stock converge and the results are mathematically equal. Thus, basic and diluted net income per share is calculated assuming the Preferred Stock have been converted into common stock, and the related shares are included in the weighted average shares outstanding.

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025
GAAP net income (loss)	$360.3	$(7,161.7)	$4.2
Loss on debt extinguishment	—	7,756.6	—
Interest expense	2.4	3.6	5.7
Interest and other income, net	(12.9)	(22.6)	(4.2)
Income tax provision (benefit)	10.0	(296.6)	1.0
Depreciation expense	43.6	37.6	27.8
Amortization of acquired intangibles	32.8	33.5	34.4
EBITDA	436.2	350.4	68.9
Restructuring and related charges	—	2.4	8.3
Stock-based compensation and related payroll taxes	146.7	50.1	46.5
Acquisition related costs, net	—	—	1.3
Integration related costs (income), net	0.3	0.5	(0.8)
Intangible asset write-off	—	2.5	—
Gain on sale of business, net	(6.9)	—	—
Other charges, net	1.7	0.5	3.4
Adjusted EBITDA	$578.0	$406.4	$127.6